CUSIP NO. 61744R103                                    PAGE 8 OF 8 PAGES




                                EXHIBIT 2

Transactions Effected During the Past Sixty Days (except for transactions already reported)


             Settle
Trade Date    Date      Buy/Sell  Quantity     Price   Currency
- ----------   -------    --------  --------     ------  --------
 5/30/95     6/06/95      Sell      10,000     12.313     USD
 5/31/95     6/07/95      Sell       5,300     12.257     USD
 6/02/95     6/09/95      Sell      28,700     10.750     USD